AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of June, 2010, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Fund Accounting Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series, the PIA BBB Bond Fund, the PIA MBS Bond Fund,  the PIA Short-Term Securities Fund and the PIA Moderate Duration Bond Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the Fund Accounting Agreement; and

WHEREAS, Section 10 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit K is hereby superseded and replaced with Exhibit K attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit K to the
Advisors Series Trust Fund Accounting Servicing Agreement

Name of Series	Date Added
PIA BBB Bond Fund	10/27/2004
PIA MBS Bond Fund	02/28/2006
PIA Short-Term Securities Fund	10/27/2004
PIA Moderate Duration Bond Fund	10/27/2004
PIA High Yield Fund	06/03/2010
PIA High Yield (MACS) Fund	06/03/2010

PIA Funds - BBB & MBS Funds FUND ACCOUNTING SERVICES - FEE SCHEDULE – at June, 2010
Annual Fund Accounting Fee Per Fund*
Base fee on the first $[      ] million plus - $[      ]
[      ] basis points on $[      ] million to $[      ] million
[      ] basis points on $[      ] million to $[      ] million
[      ] basis point on $[      ] million and over
Advisor Information Source Web Portal
• $[      ] /fund/month
• $[      ] /fund/month for clients using an external administration service
Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
• Pricing Services
• $[      ]  Domestic and Canadian Equities
• $[      ]  Options
• $[      ]  Corp/Gov/Agency Bonds
• $[      ]  CMO's
• $[      ]  International Equities and Bonds
• $[      ]  Municipal Bonds
• $[      ]  Money Market Instruments
• $[      ] /Fund/Month - Mutual Fund Pricing
• $[      ]/Foreign Equity Security/Month for Corporate Action Service
•   [      ]/Domestic Equity Security/Month for Corporate Action Service
• $[      ] /Month Manual Security Pricing (>[      ]/day)
• Factor Services (BondBuyer)
• $[      ] /CMO/Month
• $[      ]  /Mortgage Backed/Month
• $[      ] /Month Minimum Per Fund Group
• Fair Value Services (FT Interactive)
• $[      ] on the first [      ] securities per day
• $[      ] on the balance of securities per day
Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple class funds, master feeder products, international income funds, funds with multiple advisors/sub-advisors.
Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule above.
PACIFIC INCOME ADVISERS, INC.

By:    /s/ Thad M. Brown
Printed Name:   Thad M. Brown
Title:    COO      Date:   7/8/10

Exhibit K (continued) to the
Advisors Series Trust Fund Accounting Servicing Agreement

PIA Funds – Short Term and Mod Duration FUND ACCOUNTING SERVICES FEE SCHEDULE – at June, 2010
Annual Fund Accounting Fee Per Fund*
Base fee on the first $[      ] million plus - $[      ]
[      ] basis points on $[      ] million to $[      ] million
[      ] basis points on $[      ] million to $[      ] million
[      ] basis points on $[      ] million and over
Advisor Information Source Web Portal
• $[      ] /fund/month
• $[      ] /fund/month for clients using an external administration service
Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
• Pricing Services
• $[      ]  Domestic and Canadian Equities
• $[      ]  Options
• $[      ]  Corp/Gov/Agency Bonds
• $[      ]  CMO's
• $[      ]  International Equities and Bonds
• $[      ]  Municipal Bonds
• $[      ]  Money Market Instruments
• $[      ] /Fund/Month - Mutual Fund Pricing
• $[      ]/Foreign Equity Security/Month for Corporate Action Service
•   [      ]/Domestic Equity Security/Month for Corporate Action Service
• $[      ] /Month Manual Security Pricing (>[      ]/day)
• Factor Services (BondBuyer)
• $[      ] /CMO/Month
• $[      ]  /Mortgage Backed/Month
• $[      ] /Month Minimum Per Fund Group
• Fair Value Services (FT Interactive)
• $[      ] on the first [      ] securities per day
• $[      ] on the balance of securities per day
Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple class funds, master feeder products, international income funds, funds with multiple advisors/sub-advisors.
Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule above.

PACIFIC INCOME ADVISERS, INC.

By:   /s/ Thad M. Brown
Printed Name:   Thad M. Brown
Title:    COO        Date:   7/8/10